MORGAN LEWIS

April 28, 2017

The KP Funds
One Freedom Valley Drive
Oaks, Pennsylvania 19456

Re: Opinion of Counsel regarding Post-Effective Amendment No. 7 to the Registration Statement filed on Form N-1A under the Securities Act of 1933 (File No. 333-188279)
     ---------------------------------------------------------------------------

Ladies and Gentlemen:

We have acted as counsel to The KP Funds (the "Trust"), a Massachusetts voluntary association (commonly known as a business trust), in connection with the above-referenced registration statement (as amended, the "Registration Statement"), which relates to the Trust's units of beneficial interest, with no par value per share (collectively, the "Shares") of the following portfolios of the Trust: KP Large Cap Equity Fund, KP Small Cap Equity Fund, KP International Equity Fund, KP Fixed Income Fund, KP Retirement Path 2015 Fund, KP Retirement Path 2020 Fund, KP Retirement Path 2025 Fund, KP Retirement Path 2030 Fund, KP Retirement Path 2035 Fund, KP Retirement Path 2040 Fund, KP Retirement Path 2045 Fund, KP Retirement Path 2050 Fund, KP Retirement Path 2055 Fund, and KP Retirement Path 2060 Fund (the "Funds"). This opinion is being delivered to you in connection with the Trust's filing of Post-Effective Amendment No. 7 to the Registration Statement (the "Amendment") to be filed with the U.S. Securities and Exchange Commission pursuant to Rule 485(b) under the Securities Act of 1933, as amended (the "1933 Act"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have reviewed, among other things, copies of the following documents:

     (a) a certificate of the Commonwealth of Massachusetts certifying that the Trust is validly existing under the laws of the Commonwealth of Massachusetts;

     (b) the Agreement and Declaration of Trust (the "Declaration of Trust") and By-Laws for the Trust;




                               MORGAN, LEWIS & BOCKIUS LLP

                               1701 Market Street
                               Philadelphia, PA 19103-2921     T +1.215.963.5000
                               United States                   F +1.215.963.5001

     (c) a certificate executed by Dianne M. Descoteaux, the Secretary of the Trust, certifying as to, and attaching copies of, the Trust's Declaration of Trust and By-Laws and certain resolutions adopted by the Board of Trustees of the Trust authorizing the issuance of the Shares of the Funds; and

     (d)  a printer's proof of the Amendment.

In our capacity as counsel to the Trust, we have examined the originals, or certified, conformed or reproduced copies, of all records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of all original or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduced copies. As to various questions of fact relevant to such opinion, we have relied upon, and assume the accuracy of, certificates and oral or written statements of public officials and officers and representatives of the Trust. We have assumed that the Amendment, as filed with the U.S. Securities and Exchange Commission, will be in substantially the form of the printer's proof referred to in paragraph (d) above.

Based upon, and subject to, the limitations set forth herein, we are of the opinion that the Shares, when issued and sold in accordance with the terms of purchase described in the Registration Statement, will be legally issued, fully paid and non-assessable under the laws of the Commonwealth of Massachusetts.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP
-------------------------------